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                                                                    Exhibit 10.1

                          CONTRACT OF PURCHASE AND SALE

     This Contract of Purchase and Sale ("CONTRACT") is made and entered into as of the 16th day of May, 2007 (the "EFFECTIVE DATE"), by and between NEORX MANUFACTURING GROUP, INC., a Washington corporation (formerly known as NRX Acquisition Corporation, a Washington corporation) ("SELLER"), and MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation ("BUYER").

                                    RECITALS:

     A. Seller owns certain improved property known as 3100 Jim Cristal Road located in the City of Denton, Denton County, Texas containing ten and one half (10.5) acres, more or less (the "LAND"), and more particularly described as Lot 1R, in Block 1, Harley Addition, an addition to the City of Denton, Denton County, Texas, according to the map or plat thereof recorded in Cabinet V, Slide 373, Plat Records of Denton County, Texas (the "PLAT").

     B. Seller has agreed to sell and Buyer has agreed to purchase the Land and the Property (as defined in Section 1.1) on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer covenant and agree as follows:

                                   ARTICLE 1.

                         AGREEMENT OF PURCHASE AND SALE

     1.1. Agreement to Sell and Purchase Property. Subject to the terms and provisions of this Contract, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Land, together with all improvements located thereon (the "IMPROVEMENTS"), and all of Seller's right, title and interest in and to any rights, benefits, privileges, easements, covenants, tenements, hereditaments, and appurtenances thereon or in any way appertaining thereto, including, but not limited to, any right, title, and interest of Seller in and to adjacent streets, alleys, strips, roads and rights-of-way, public or private, open or proposed, and any other appurtenant access, air, water, riparian, development, utility and solar rights. The purchase and sale contemplated by this Contract shall also include all of Seller's right, title and interest in and to the tangible personal property described on Exhibit A to this Contract, which is located on the Land and/or within the Improvements (the "PERSONAL PROPERTY"). The purchase and sale contemplated by this Contract shall also include the assignment by Seller to Buyer of all of Seller's right, title and interest in and to the following intangible personal property, to the extent the same is assignable: all warranties and guaranties relating to the Land and/or the Improvements and all permits, licenses, occupancy certificates and


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other governmental approvals related to the Land and/or the Improvements (the
"INTANGIBLE PROPERTY"). The Land, the Improvements, the Personal Property, and the Intangible Property are collectively referred to in this Contract as the "PROPERTY."

     1.2. Reservation of Mineral Rights. Notwithstanding anything to the contrary contained elsewhere in this Contract, by reservation in the deed delivered to Buyer at Closing, Seller shall reserve unto itself, its successors and assigns all of Seller's rights, titles and interests in and to any and all oil, gas, mineral, metal and other valuable deposits (collectively, the "RESERVED MINERALS") located under the surface of the Property, of every name and nature whatsoever, regardless of whether the presence of same is currently known or unknown and regardless of the current or future commercial value of same, including, by way of example but not by way of limitation, coal, iron, clay, gravel, sand, limestone, silica, natural gases, methane, hydrocarbons and related materials, fossils, precious metals, gemstones, ores and all other valuable bedded deposits. Seller's rights in and to the Reserved Minerals shall not, however, include any right of access over and upon area from the surface of the Property to a depth of one hundred fifty (150) feet ("SURFACE"). Accordingly, in conducting operations of whatsoever nature with respect to the exploration for, exploitation of, mining, production, processing, transporting and/or marketing of the Reserved Minerals from the Property or in connection with the conduct of other activities associated with the ownership of the Reserved Minerals, Seller shall be prohibited from using, entering upon, or occupying any operation on the Surface of the Property or placing any fixtures, equipment, buildings or structures thereon. Seller's relinquishment of Surface rights to the Property shall not be construed as impairing the right of Seller and Seller's successors and assigns to exploit, explore for, develop, mine, or produce any of the Reserved Minerals with wells, mines, shafts or excavations drilled or commenced on the surface of lands other than the Property, including, but not limited to, directional wells bottomed beneath or drilled through any part (other than the Surface) of the Property or by pooling its interest in the Reserved Minerals with lands adjoining the Property in accordance with the laws and regulations of the State of Texas.

                                   ARTICLE 2.

                                 PURCHASE PRICE

Purchase Price. The PURCHASE PRICE (so called in this Contract) to be paid by Buyer to Seller for the Property is THREE MILLION AND NO/100 DOLLARS ($3,000,000.00). The Purchase Price shall be payable to Seller at the Closing (defined in Section 10.1) in immediately available funds, including by wire transfer in accordance with instructions provided by the Title Company (defined below) or Seller at least five (5) days prior to the Closing.

                                   ARTICLE 3.

                                  EARNEST MONEY

     3.1. Earnest Money. Upon mutual execution of this Contract by Buyer and Seller and as a condition to its effectiveness, Buyer shall deliver to Stewart Title Guaranty Company - National Title Services (the "TITLE COMPANY"), 1000 Second Avenue, Suite


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1620, Seattle, Washington 98104, Attention: Kim Azure, as escrow agent (the
"ESCROW AGENT"), the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) (the "EARNEST MONEY") in immediately available funds. The Earnest Money shall be held and disbursed by the Title Company in accordance with the terms and conditions of this Contract. The Escrow Agent shall deposit the Earnest Money in an interest bearing account or investment, and all interest earned thereon shall be included in the term Earnest Money as used in this Contract and disbursed as a part of the Earnest Money. Except as expressly provided to the contrary elsewhere in this Contract, the Earnest Money shall become non-refundable to Buyer upon the expiration of the Feasibility Review Period (as defined in Section 6.1 below). In the event that the purchase and sale of the Property occurs, the Earnest Money shall be applied to the Purchase Price. Otherwise, the Escrow Agent shall disburse the Earnest Money in the manner provided for in this Contract.

     3.2. Independent Contract Consideration. Notwithstanding anything contained elsewhere in this Contract, Seller and Buyer have bargained for and agreed that One Hundred and No/100 Dollars ($100.00) out of Buyer's deposit described in
Section 3.1 above shall be consideration for Seller's execution and delivery of this Contract (the "Independent Contract Consideration"). This Independent Contract Consideration shall not be considered a part of the Earnest Money, is independent of any other consideration or payment provided in this Contract, is non-refundable, and shall be retained by Seller notwithstanding any other provision of this Contract.

                                   ARTICLE 4.

                              INTENTIONALLY OMITTED

     4.1. Intentionally Omitted

                                   ARTICLE 5.

                                  TITLE REVIEW

     5.1. Title Commitment. Within the (10) Day Period, Seller shall, at is sole cost and expense furnish to Buyer a current title commitment (the "TITLE COMMITMENT") for a standard TLTA form T-1 owner's policy of title insurance issued through the Escrow Agent, setting forth the status of title of the Land and all exceptions, including rights-of-way, easements, restrictions, covenants, reservations, and other conditions, if any, affecting the Land which would appear in an owner's title insurance policy ("OWNER'S POLICY OF TITLE INSURANCE"), if issued, together with complete and legible copies of all instruments referred to in the Title Commitment affecting title to the Land. The Title Company shall also provide Buyer, at Closing, with copies of tax certificates evidencing that all ad valorem taxes due and payable for periods prior to the calendar year in which the Closing occurs have been paid in full. The Property shall be conveyed to Buyer subject to non-delinquent taxes and assessments.

     5.2. Title Review Period. Buyer shall within the 10 Day Period or ten (10) Business Days after its receipt of the Title Commitment and copies of all documents


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referenced therein, whichever is later (the "TITLE REVIEW PERIOD"), notify
Seller of any objections, in Buyer's sole and absolute discretion, Buyer has to any matters shown or referred to in the Title Commitment. Any exception or matter to which Buyer does not make an objection shall be a "PERMITTED EXCEPTION." If Buyer gives Seller Notice (defined in Section 14.5) of any unacceptable exceptions or conditions ("OBJECTIONS") within the Title Review Period, Seller shall have five (5) Business Days after receipt of Buyer's Objections ("SELLER'S CURE PERIOD") in which to eliminate or modify such Objections. If Seller is unable or unwilling to eliminate or modify such Objections to the reasonable satisfaction of Buyer within Seller's Cure Period, Buyer may terminate this Contract by written notice to Seller and the Escrow Agent, which notice must be given within five (5) Business Days after the expiration of Seller's Cure Period, in which event this Contract shall terminate, and the Escrow Agent shall return the Earnest Money to Buyer, and thereafter the parties hereto shall have no further rights, duties, or obligations under this Contract other than obligations that expressly survive the Closing or earlier termination of this Contract. If Buyer does not terminate this Contract in accordance with the preceding sentence, the Buyer's Objections not removed or cured shall be deemed Permitted Exceptions.

     Seller shall have no obligation to cure title objections (including Buyer's Objections) except liens of an ascertainable amount created by, under or through Seller; provided that with respect to such liens Seller shall, at Seller's sole option, either (i) cause such liens to be released at the Closing or (ii) with Buyer's reasonable consent provide information to the Title Company sufficient to enable the Title Company to insure without exception to such liens at Closing.

     As provided in Section 9.1.1 below, it shall be a condition precedent to Buyer's obligation to purchase the Property that the Title Company shall, at the Closing of the transaction contemplated by this Contract, issue to Buyer, at Seller's cost and expense, an Owner's Policy of Title Insurance in accordance with the Title Commitment, subject only to the standard printed exceptions contained in such form of policy (with taxes limited to those "not yet due or payable") and the Permitted Exceptions. Buyer may, at its sole cost and expense, elect to obtain extended coverage and/or endorsements to the Owner's Policy of Title Insurance.

     After the Effective Date, Seller shall not deliberately place on the Property any lien, encumbrance or other exception other than those items that may become Permitted Exceptions in accordance with this Contract or those identified in the Title Commitment. Seller shall retain the risk of liens and title defects that materialize after the Feasibility Review Period and before the Closing, in which event the terms of this Section 5.2 shall apply. Nothing in this Section 5.2 shall limit Buyer's rights set forth in Section 6.6 to terminate this Contract.

                                   ARTICLE 6.

                               FEASIBILITY REVIEW

     6.1. Feasibility Review. Seller agrees that during the period commencing on the Effective Date and ending on the 45th day after the Effective Date at 5:00 p.m., Denton,


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Texas time as the same may be extended as provided below (the "FEASIBILITY
REVIEW PERIOD"), Buyer, personally or through its authorized agents or representatives, shall be entitled to enter the Property upon reasonable notice during normal business hours (8 a.m. to 5 p.m., Monday through Friday) for the sole purpose of analysis or other tests and conducting its due diligence inspection on the Property in anticipation of closing the transaction contemplated by this Contract ("ACCESS RIGHTS"). Such Access Right shall include the right to conduct such investigations, surveys, studies, readings and tests as Buyer deems necessary or advisable; provided, however, that Buyer shall not materially interfere with Seller's activities on the Property and will not permanently damage the Property. Buyer shall immediately repair any damage resulting from Buyer's activities and return the Property to the same condition as existed before its inspection.

     6.2. Property Information Documents. Seller shall within the 10 Day Period deliver to Buyer copies of the following materials that are in Seller's or its parent company's possession and relate to the Property:

          6.2.1. the most recent survey of the Property, being that certain survey dated July 23, 2003 and prepared by Huitt-Zollars, Inc. (the "SURVEY");

          6.2.2. building and site plans and specifications for the Property;

          6.2.3. any engineering, soils, and other reports or information concerning the physical condition of the Property;

          6.2.4. any environmental site assessment reports concerning the environmental condition of the Property, including, without limitation, the documents described in Section 7.1.6 below;

          6.2.5. operating expense statements for the prior three (3) years;

          6.2.6. real estate tax bills for the prior three (3) years;

          6.2.7. any information or reports regarding planned or recent capital expenditures, improvements, maintenance reports or significant repairs performed on or about the Property;

          6.2.8. any agreements involving ongoing services and periodic payment hereof affects the Property that would be effective after the Closing ("PROPERTY AGREEMENTS"); and

          6.2.9. a disclosure statement regarding the Property, in the form attached to this Contract as Exhibit B (the "PROPERTY INFORMATION DISCLOSURE").

Should Seller discover additional documents of a type described in this Section
6.2 after the 10 Day Period has expired, Seller shall promptly deliver copies of those additional documents to Buyer. If Seller so delivers any additional documents to Buyer, the Feasibility



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Review Period shall be extended until 5:00 p.m. on the date that is five (5)
Business Days after Buyer receives the additional documents.

     6.3. Insurance. Throughout the Feasibility Review Period, Buyer shall carry commercial general liability insurance in an amount of at least $2,000,000 and shall, prior to entering the Property, deliver to Seller a certificate of insurance evidencing such coverage to Seller, showing Seller as an additional insured.

     6.4. Notice and Observation. With respect to any investigation, study or test to be commissioned by Buyer in regard to the soil or subsurface condition of the Land, Buyer or Buyer's agent or representative will notify Seller when any such investigation, study or test is to be conducted on or near the Land and Seller or its agents or representatives may observe such investigation, study or test.

     6.5. Records and Reports; Confidentiality. All information of any kind or nature that is generated as a result of Buyer's entry onto the Property shall be and remain confidential and shall not be revealed or disclosed to any other person or entity other than to Buyer's lender, officers, directors, accountants, rating agencies, attorneys', consultants, brokers, and advisors without Seller's prior written approval, which may be withheld in Seller's sole and absolute discretion provided, however, that the foregoing confidentiality requirements shall not apply to information already in the public domain or to information required to be disclosed by court order or the requirements of governmental bodies and as otherwise provided in Section 14.19 below. The provisions of this
Section 6.5 shall survive the termination of this Contract.

     6.6. Buyer's Right to Terminate Contract During Feasibility Review Period. Prior to the expiration of the Feasibility Review Period, Buyer may give Notice to Seller and the Escrow Agent that Buyer has terminated this Contract, due to Buyer's dissatisfaction, in its sole and absolute discretion, with the results of its feasibility review, whereupon the Escrow Agent shall return the Earnest Money to Buyer and thereafter Seller and Buyer shall have no further obligations or liabilities to each other under this Contract other than obligations that expressly survive the closing or termination of this Contract.

     6.7. Mechanic's and Materialmen's Liens. Buyer shall maintain the Property free and clear of any and all liens or claims of liens solely to the extent arising from any activities of Buyer on the Property. Buyer shall promptly notify Seller of any such lien or claim and shall at Buyer's sole cost, discharge or remove the same by bonding, payment or otherwise and shall notify Seller promptly when it has done so. If within twenty (20) days of Buyer having notice of such lien, Buyer fails to cause such lien or claim to be released or discharged by payment or otherwise, or if Buyer fails to provide a bond in lieu thereof, Seller shall have the right (but not the obligation) to pay all such sums necessary to obtain such release and discharge and upon receipt of demand from Seller, Buyer shall reimburse Seller all such sums expended by Seller to obtain such release and discharge. The provisions of this Section 6.7 shall survive the termination of this Contract.


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     6.8. Inspection Indemnification. BUYER, BY EXECUTION OF THIS CONTRACT,
INDEMNIFIES AND AGREES TO HOLD SELLER HARMLESS FROM ANY CLAIM, LIABILITY, LOSS, DAMAGE, COST, AND EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED BY SELLER TO THE EXTENT THE SAME ARE IN CONNECTION WITH OR ARISE OUT OF BUYER'S ACTIVITIES UPON THE PROPERTY, WHETHER ALLOWED OR NOT ALLOWED UNDER ARTICLE 6, INCLUDING, WITHOUT LIMITATION, MECHANIC'S AND MATERIALMEN'S LIENS, PROPERTY DAMAGE, AND INJURY TO BUYER'S EMPLOYEES OR SUB-CONTRACTORS (EXCEPT TO THE EXTENT THE SAME ARE CAUSED DUE TO SELLER'S NEGLIGENCE OR WILLFUL MISCONDUCT). THE PROVISIONS OF THIS SECTION 6.8 SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS CONTRACT.

                                   ARTICLE 7.

                          REPRESENTATIONS, WARRANTIES,
                       COVENANTS, AND AGREEMENTS OF SELLER

     7.1. Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer as of the Effective Date.

          7.1.1. This Contract has been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller.

          7.1.2. Seller has good and indefeasible title to the Land and the full right and power to sell and convey the Property to Buyer as provided in this Contract.

          7.1.3. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing Seller's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

          7.1.4. To Seller's knowledge, Seller has not received any written or oral notice of (1) any pending or threatened litigation or governmental proceeding which would affect the Property; (2) any violation or alleged violation of any governmental requirement affecting the Property or of any environmental condition affecting the Property which would require remedial action except as disclosed in the Final Status Survey Report described in 7.1.6 below; or (3) any condemnation or threatened condemnation which would affect the Property.

          7.1.5. To Seller's knowledge, there is no action, suit or proceeding pending or threatened against or affecting Seller that could materially and adversely affect the Property, or the use, operation, condition or occupancy thereof, or could materially and adversely affect the ability of Seller to perform its obligations hereunder.

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          7.1.6. Except for information disclosed in that one certain Phase I
Environmental Site Assessment prepared by The Provident Group for NeoRx Corporation, dated February 21, 2001 and that one certain Final Status Survey Report for the NeoRx Facility in Denton Texas prepared by Duratek, Inc. for NeoRx Corporation, dated December 2005, to Seller's knowledge, without inquiry, Seller has no knowledge of any material adverse matter concerning the environmental condition of the Property.

          7.1.7. Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

          7.1.8. Seller has obtained an amendment to its Radioactive Material License No. L05433, issued by the Texas Department of Health Bureau of Radiation Control on December 20, 2005 ("SELLER'S LICENSE") in the form attached to this Contract as Exhibit C, which amendment terminated Seller's License.

          7.1.9. Since the date of the Survey, Seller has not constructed any new structures on the Land, nor received notice of any encroachments over the boundaries of the Land that are not noted on the Survey or reflected in the Title Commitment.

The use of the phrase "to Seller's knowledge," "to the knowledge of" or "to the best knowledge of" herein to qualify any statement indicates only that the Seller is unaware of facts or circumstances which make the representation or warranty false or misleading in some material respect; the phrase is not intended to suggest that Seller does indeed know all facts or circumstances necessary to establish that the representation or warranty is true. It is expressly provided that each reference to "knowledge" provided in this Section
7.1 shall mean and refer exclusively to the knowledge of Caroline M. Loewy, Chief Financial Officer of Seller.

     7.2. Representations and Warranties at Closing. If, prior to Closing, Seller or Buyer knows that any representation or warranty made in Section 7.1 is untrue, or if any of the representations made in the Property Information Disclosure become untrue, it shall immediately notify the other party of its discovery thereof. As provided in Section 9.1.1 below, it shall be a condition precedent to Buyer's obligation to purchase the Property that, on the Closing Date, Seller shall make the same representations and warranties made to Buyer in
Section 7.1 and that the representations made in the Property Information Disclosure remain true. If such representation or warranty cannot be made by Seller at Closing, Buyer may as Buyer's sole and exclusive remedy, either (1) terminate this Contract whereupon the Earnest Money shall be refunded to Buyer and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (2) waive its objections and close the transaction as contemplated herein and without any reduction in the Purchase Price. If Buyer elects to terminate this Contract, then Seller shall reimburse to Buyer its Due Diligence and Contract Costs (as that term is defined in Section 11.1 below) up to the sum of Fifty Thousand Dollars ($50,000).


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     7.3. Survival. The foregoing limitation on Buyer's remedies are intended to apply only to a breach of a representation or warranty of Seller that is discovered by Buyer on or before the Closing Date, and such limitation on Buyer's remedies is not intended to apply to a breach of a representation or warranty that is first discovered by Buyer after the Closing Date. The foregoing representations and warranties shall survive the Closing for a period of two years after the Closing Date. Any claim made by Buyer with respect to a breach of a representation or warranty must be alleged in a legal proceeding instituted by Buyer on or before the expiration of such two year period, after which date such representations and warranties, to the extent a breach has not been timely raised, shall be deemed to have merged into the Deed, and any claim related thereto shall have been waived.

     7.4. Covenants of Seller. Seller makes the following covenants to Buyer:

          7.4.1. From the Effective Date through the Closing Date, Seller shall maintain the Property in substantially its present condition, subject to reasonable wear and tear, damage, casualty and/or condemnation.

          7.4.2. From the Effective Date through the Closing Date, Seller shall continue all existing insurance policies for the Property in full force and effect.

          7.4.3. From the Effective Date through the Closing Date, Seller shall not enter into any new Property Agreements without the prior written consent of Buyer unless such new Property Agreements are terminable or cancelable on or before the Closing Date.

          7.4.4. From the Effective Date through the Closing Date, Seller shall not apply for any changes in or to the zoning or land use designations applicable to the Property without Buyer's prior written consent.

          7.4.5. From the Effective Date through the Closing Date, Seller shall not, without Buyer's prior written consent, lease, transfer, mortgage, pledge, or convey its interest in the Property or any portion thereof to any third party, or create any new easement, restriction or covenant affecting the Land that would survive the Closing Date.

          7.4.6. From the Effective Date through the Closing Date, Seller shall promptly notify Buyer of any material change with respect to the Property or with respect to any information heretofore or hereafter furnished by Seller to Buyer regarding the Property, of which Seller obtains knowledge which would make any of the representations, warranties, covenants and agreements contained in this Article 7 and/or in the Property Information Disclosure, untrue or materially misleading.

     7.5. Disclaimer. BUYER AND SELLER ACKNOWLEDGE THAT THEY ARE SOPHISTICATED PARTIES AND ARE REPRESENTED BY COUNSEL. EXCEPT FOR THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN SELLER'S DEED AND THE BILL OF SALE AND THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 7, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER "AS IS, WHERE IS AND WITH ALL FAULTS." SELLER DOES NOT WARRANT OR MAKE ANY REPRESENTATION,


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EXPRESS OR IMPLIED, AS TO ITS FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY,
DESIGN, QUANTITY, QUALITY, LAYOUT, FOOTAGE, PHYSICAL OR ENVIRONMENTAL CONDITION, OPERATION, COMPLIANCE WITH SPECIFICATIONS, ABSENCE OF LATENT DEFECTS, OR COMPLIANCE WITH LAWS AND REGULATIONS; OR THE FITNESS OF THE PROPERTY FOR BUYER'S PLANNED USE. IF CLOSING SHALL OCCUR, EXCEPT FOR LIABILITY ARISING OUT OF THE INACCURACY OF THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS CONTRACT, SELLER AND SELLER'S AFFILIATES SHALL BE DEEMED TO BE AUTOMATICALLY RELEASED BY BUYER AND ITS SUCCESSORS AND ASSIGNS OF AND FROM ALL LIABILITIES, OBLIGATIONS AND CLAIMS, KNOWN OR UNKNOWN, THAT BUYER MIGHT OTHERWISE HAVE HAD AGAINST SELLER OR SELLER'S AFFILIATES, OR THAT ARISE IN THE FUTURE BASED IN WHOLE OR IN PART UPON THE PRESENCE OF RADIOACTIVE, HAZARDOUS OR TOXIC MATERIALS OR OTHER ENVIRONMENTAL CONTAMINATION ON, WITHIN OR MIGRATING FROM THE LAND (INCLUDING, WITHOUT LIMITATION, CLAIMS ASSERTED UNDER ANY ENVIRONMENTAL LAWS). THE TERM "SELLER'S AFFILIATES" AS USED HEREIN MEANS (A) AN ENTITY THAT DIRECTLY OR INDIRECTLY CONTROLS, IS CONTROLLED BY OR IS UNDER COMMON CONTROL WITH SELLER, OR (B) AN ENTITY AT LEAST A MAJORITY OF WHOSE ECONOMIC INTEREST IS OWNED BY SELLER OR WHICH OWNS SELLER; AND THE TERM "CONTROL" MEANS THE POWER TO DIRECT THE MANAGEMENT OF SUCH ENTITY THROUGH VOTING RIGHTS, OWNERSHIP OR CONTRACTUAL OBLIGATIONS. THE TERM "ENVIRONMENTAL LAWS" AS USED HEREIN INCLUDES WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SOLID WASTE DISPOSAL ACT (INCLUDING THE RESOURCE CONSERVATION AND RECOVERY ACT), THE CLEAN WATER ACT, THE CLEAN AIR ACT, THE TOXIC SUBSTANCES CONTROL ACT, THE SAFE DRINKING WATER ACT, AS ALL THE SAME HAVE BEEN OR MAY BE AMENDED, AND THE REGULATIONS PROMULGATED PURSUANT THERETO, OR ANY OTHER FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW, ORDINANCE, RULE OR REGULATION. THE PROVISIONS OF THIS SECTION 7.4 SHALL SURVIVE THE CLOSING.

                                   ARTICLE 8.

                          REPRESENTATIONS, WARRANTIES,
                       COVENANTS, AND AGREEMENTS OF BUYER

     8.1. Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller as of the Effective Date:

          8.1.1. This Contract has been duly authorized by all necessary action on the part of Buyer, has been duly executed and delivered by Buyer.

          8.1.2. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing Buyer's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.


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     8.2. Representations and Warranties at Closing. If, prior to Closing, Buyer or Seller knows that any representation or warranty made in Section 8.1 is untrue, it shall immediately notify the other party of its discovery thereof. On the Closing Date, Buyer agrees to make the same representations and warranties made to Seller in Section 8.1. If such representation or warranty cannot be made by Buyer at Closing, Seller may as Seller's sole and exclusive remedy, either
(1) terminate this Contract whereupon the Earnest Money shall be delivered to Seller and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (2) waive its objections and close the transaction as contemplated herein and without any increase in the Purchase Price.

     8.3. Buyer's Covenants. BUYER INTENDS TO ASSESS THE ENVIRONMENTAL CONDITION OF THE PROPERTY DURING THE FEASIBILITY REVIEW PERIOD, AND SHALL RELY ON THE ASSESSMENT AND OPINIONS OF BUYER'S CONTRACTORS AND CONSULTANTS IN DETERMINING THE ENVIRONMENTAL CONDITIONS ON, IN OR UNDER THE PROPERTY.

                                   ARTICLE 9.

                  CONDITIONS PRECEDENT TO PARTIES' PERFORMANCE

     9.1. Conditions to Buyer's Obligations.

          9.1.1. Buyer's obligations to close the purchase and sale of the Property under this Contract are conditioned upon the following:

               (a) Title. The Title Company is prepared to issue to Buyer, upon Closing, an Owner's Policy of Title Insurance in accordance with the Title Commitment, subject only to the standard printed exceptions (with taxes limited only to those not yet due or payable) contained in such form of policy and the Permitted Exceptions, and including (at Buyer's expense) a T-19.1 endorsement.

               (b) Representations and Warranties. The representations and warranties set out in Section 7.1 are true and correct in all material respects on the Closing Date.

          9.1.2. (c) Property Information Disclosure. The factual information Seller provided to Buyer in the Property Information Disclosure remains, to Seller's knowledge, true and correct as of the Closing Date. Buyer shall have the right to waive the satisfaction of any condition or to terminate the Contract for failure of any such condition by Notice in writing to Seller. If the Contract shall be terminated pursuant to this paragraph, Seller shall, as Buyer's sole and exclusive remedy, refund the Earnest Money to Buyer, and the parties shall have no further rights, duties, or obligations under this Contract other than obligations of Buyer that expressly survive the closing or termination of this Contract.

     9.2. Conditions to Seller's Obligations.

          9.2.1. Seller's obligations to close the purchase and sale of the Property under this Contract are conditioned upon the following:

               (a) Representations and Warranties. The representations and warranties set out in Section 8.1 being true and correct in all material respects on the Closing Date.

          9.2.2. Seller shall have the right to waive the satisfaction of any condition or to terminate the Contract for failure of any such condition by notice in writing to Buyer. If the Contract is terminated by Seller pursuant to subparagraph 9.2.1(a), Seller's sole and exclusive remedy shall be to receive the Earnest Money, and the parties shall have no further rights, duties, or obligations under this Contract other than obligations that expressly survive the closing or termination of this Contract. If the Contract is terminated by Seller pursuant to subparagraph 9.2.1(b) of this Section 9.2, the Escrow Agent shall disburse the Earnest Money to Buyer in accordance with this Contract, and the parties shall have no further, rights, duties, or obligations under this Contract other than the obligations that expressly survive the closing or termination of this Contract.

                                   ARTICLE 10.

                                     CLOSING

     10.1. Date and Place of the Closing. The closing of the purchase and sale contemplated by this Contract (the "CLOSING") shall take place within fifteen
(15) days after the expiration of the Feasibility Review Period (the "CLOSING DEADLINE"), at a time mutually agreed to by Seller and Buyer in the offices of the Escrow Agent or at such other location as the parties may mutually agree in writing. The date on which the Closing occurs is referred to in this Contract as the "CLOSING DATE." If Closing fails to occur on or before the Closing Deadline, this Contract shall fail and terminate and thereafter the parties shall have no further rights, duties, or obligations under this Contract other than provisions that expressly survive the termination of this Contract. In such event, the Escrow Agent shall distribute the Earnest Money as provided elsewhere in this Contract.

     10.2. Items to be Delivered at Closing.

          10.2.1. By Seller. At or prior to the Closing, Seller shall deliver to the Escrow Agent each of the following items:

               10.2.1.1. A special warranty deed in the form attached to this Contract as Exhibit D (the "DEED"), duly executed and acknowledged by Seller and in form for recording, conveying good and indefeasible title to the Property to Buyer subject to the Permitted Exceptions and the Mineral Reservation. The Deed shall be recorded upon Closing in the real property records of Denton County, Texas.

               10.2.1.2. A bill of sale in the form attached to this Contract as Exhibit E (the "BILL OF SALE"), duly executed by Seller.

               10.2.1.3. A non-foreign status certificate.

               10.2.1.4. All additional documents and instruments as may reasonably be requested by the Title Company or the Escrow Agent in order to consummate the transaction contemplated by this Contract, including, without limitation, a standard indemnity agreement concerning mechanics' liens, parties in possession and other customary matters in the Title Company's Owner/Seller Affidavit.

          10.2.2. By Buyer. At or prior to the Closing, Buyer shall deliver to the Title Company, at Buyer's sole cost and expense, each of the following items:

               10.2.2.1. The Purchase Price for the Property, in immediately available funds.

               10.2.2.2. All additional documents and instruments as may reasonably be requested by the Title Company or the Escrow Agent in order to consummate the transaction contemplated by this Contract.

     10.3. Closing Costs. Through escrow at Closing, Seller shall pay (i) the premium for the Owner's Policy of Title Insurance, (ii) the cost of recording any title-clearing documents, and (iii) one-half of the Escrow Agent's escrow fee (including tax). Through escrow at Closing, Buyer shall pay (i) the cost of recording the Deed, (ii) one half of the Escrow Agent's escrow fee (including tax), (iii) the cost of any lender's policy of title insurance, and (iv) the cost of any extended coverage and/or endorsements to the Owner's Policy of Title Insurance. Each party shall bear its own legal fees. Property taxes for the current year, if any, shall be prorated as of Closing. Water and other utilities shall be prorated as of Closing. All other costs of Closing, if any, shall be borne by Seller and Buyer in a manner consistent with local practice for the county in which the Property is located. Upon the request of either party, adjustments shall be made between the parties after Closing for the actual amount of any prorations made on the basis of estimates as of Closing.

     10.4. Possession and Closing. Full possession of the Property shall be delivered to Buyer by Seller at the Closing. Upon Closing, Seller shall provide keys to a representative of Buyer at the Property.

                                   ARTICLE 11.

                     INDEMNIFICATION, DEFAULTS AND REMEDIES

     11.1. Seller's Defaults: Buyer's Remedies. In the event Seller shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Seller, or if Seller fails to close the transaction contemplated by this Contract in accordance with the terms hereof, Buyer may, at its option, either (a) terminate this Contract by written Notice delivered to Seller and the Escrow Agent on or before the Closing Deadline, and receive the Earnest Money and recover all reasonable out of pocket third party costs (including, without limitation, reasonable attorneys' fees) up to but not exceeding Fifty Thousand and No/100 Dollars ($50,000) that were actually incurred by Buyer in connection with the transaction contemplated by this Contract ("BUYER'S DUE DILIGENCE AND CONTRACT COSTS"), it being agreed between Buyer and Seller that such sum shall be liquidated damages for a default of Seller hereunder because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default, or (b) bring suit against Seller for specific performance of this Contract; provided however, if the remedy of specific performance is not available due to Seller's default, Buyer may seek any other right or remedy available at law or in equity to recover its actual damages (but not incidental or consequential damages). Notwithstanding the foregoing, Buyer shall be deemed to have elected to terminate this Contract if Buyer fails to deliver Seller written Notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before one hundred twenty (120) days following the Closing Deadline, or if, having given such Notice, Buyer fails to file a lawsuit asserting said claim or cause of action within sixty (60) days following the date of Buyer's Notice. The remedy elected by Buyer (or deemed to have been elected) under this Section 11.1 shall be Buyer's sole and exclusive remedy under this Contract. The foregoing shall not limit or impair Buyer's ability to pursue other remedies expressly provided for elsewhere in this Contract, including, without limitation, enforcement of Seller's indemnity obligations.

     11.2. Buyer's Waiver of Consumer Rights. Buyer waives its rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq., Business & Commerce Code, a law that gives consumers special rights and protections. After consultation of an attorney of Buyer's own selection, Buyer voluntarily consents to this waiver.

     11.3. Buyer's Default; Seller's Remedies. In the event Buyer shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Buyer, or if Buyer does not exercise a right of termination set forth in this Contract and fails to close the transaction contemplated by this Contract in accordance with the terms hereof, Seller may, as its sole and exclusive remedy hereunder terminate the Contract by written Notice delivered to Buyer and the Escrow Agent on or before the Closing Deadline, and receive the Earnest Money as well as reimbursement from Buyer for all reasonable out of pocket third party costs (including reasonable attorneys' fees) up to but not exceeding Fifty Thousand and No/100 Dollars ($50,000) that were actually incurred by Seller in connection with the transaction contemplated by this Contract, it being agreed between Buyer and Seller that such sum shall be liquidated damages for a default of Buyer hereunder because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default. The foregoing shall not limit or impair Seller's ability to pursue other remedies expressly provided for elsewhere in this Contract, including, without limitation, enforcement of Buyer's indemnity obligations.

     11.4. Survival. The provisions of this Article 11 shall survive the termination of this Agreement.

                                   ARTICLE 12.

                            CASUALTY AND CONDEMNATION

     12.1. Prior to the Closing all risk of loss to the Property shall belong to the Seller. Seller shall give Buyer prompt written notice of any casualty at the Property or of Seller's receipt of any written notice of any pending or threatened condemnation of the Property. If, prior to the Closing, there is a casualty causing substantial damage to the Property or if any condemnation proceedings are commenced or threatened in writing against any portion of the Property, then at Buyer's sole option to be exercised no later than the later of (i) twenty (20) days following receipt of such notice or (ii) on the last day of the Feasibility Review Period, either (a) this Contract shall terminate (in which case the Earnest Money shall be returned to Buyer), or (b) this Contract shall not terminate, but at Closing, Seller shall assign to Buyer the casualty insurance proceeds or condemnation award, if any, previously received by, or subsequently payable to, Seller with respect to the Property and shall pay to Buyer the amount of Seller's insurance deductible, but the Purchase Price shall not be reduced. Seller shall not settle any such loss or condemnation without the reasonable consent of Buyer For purposes of this Contract, "substantial damage" shall mean any casualty loss equal to or greater than Fifty Thousand and No/100 Dollars ($50,000).

                                   ARTICLE 13.

                              BROKERAGE COMMISSIONS

     13.1. Commissions Payable. Seller has been represented in this transaction by Binswanger ("Seller's Broker"), and has agreed to pay a real estate commission to Seller's Broker in accordance with the terms of a separate agreement. Buyer has been represented in this transaction by CB Richard Ellis ("BUYER'S BROKER"). Upon the Closing of the transaction contemplated by this Contract, Seller shall pay a commission to Buyer's Broker in an amount equal to one percent (1%) of the Purchase Price.

     13.2. Indemnity. Seller hereby represents and warrants to Buyer that it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party other than Seller's Broker in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any party other than Seller's Broker with respect to the transaction contemplated hereby. Buyer hereby represents and warrants to Seller that Buyer has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party other than Buyer's Broker in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any party other than Buyer's Broker with respect to the transaction contemplated hereby. EACH PARTY HEREBY INDEMNIFIES AND AGREES TO HOLD THE OTHER PARTY HARMLESS FROM ANY LOSS, LIABILITY, DAMAGE, COST OR EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) TIMELY ASSERTED RESULTING TO THE OTHER PARTY BY REASON OF A BREACH OF THE REPRESENTATION AND WARRANTY MADE BY SUCH PARTY IN THIS
SECTION 13.2. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Section 13.2 shall survive the Closing.

                                   ARTICLE 14.

                                  MISCELLANEOUS

     14.1. References. All references to Article, Articles, Section, or Sections contained herein are, unless specifically indicated otherwise, references to Articles and Sections of this Contract.

     14.2. Exhibits. All references to Exhibits contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes.

     14.3. Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     14.4. Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     14.5. Notices. Any notice, consent, approval, request, demand, or payment required or permitted to be given or made between the parties to this Contract (collectively called "NOTICES") must be in writing to be effective. Any Notice that is addressed to the party for whom it is intended at its address specified for the receipt of Notices (which is currently the address set forth below) will be deemed to have been given or made on the second Business Day (defined in Section 14.11) after the date it is deposited in the United States mail, postage prepaid, certified, return receipt requested. Any party may change its address for the receipt of Notices by Notice in accordance with this Section 14.5. Notices given otherwise than in accordance with this Section 14.5, such as by facsimile or by overnight delivery, will be effective upon receipt; provided, that if delivery is via facsimile, and such facsimile is received after 5:00 p.m. local time at the location of such receipt, such facsimile shall be deemed delivered on the day after such receipt. The current addresses of the parties for Notices are as follows:

          IF TO BUYER:     Molecular Insight Pharmaceuticals, Inc.
                           160 Second Street
                           Cambridge, MA 02142
                           Attention: John McCray, Chief Operating Officer
                           Telephone: (617) 492-5554
                           Fax: (617) 492-5664

          WITH A COPY TO:  Foley & Lardner LLP
                           111 Huntington Avenue, 26th Floor
                           Boston, MA 02199
                           Attention: Andrew R. Stern
                           Telephone: (617) 342-4012
                           Fax: (617) 342-4001

          IF TO SELLER:    NeoRx Manufacturing Group, Inc.
                           c/o Poniard Pharmaceuticals, Inc.
                           7000 Shoreline Court, Suite 270
                           S. San Francisco, CA 94080
                           Attention: Caroline M. Loewy, Chief Financial Officer
                           Telephone: (650) 583-5727
                           Fax: (650) 583-3789

          WITH A COPY TO:  Perkins Coie LLP
                           1201 Third Avenue, 40th Floor
                           Seattle, WA 98101
                           Attention: Ellen Conedera Dial
                           Telephone: (206) 359-8438
                           Fax: (206) 359-9438

     14.6. Governing Law. This Contract is being executed and delivered, and is intended to be performed, in the State of Texas, and the laws of such State shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein.

     14.7. Multiple Counterparts. This Contract may be executed in any number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     14.8. Parties Bound. This Contract shall be binding upon, and inure to the benefit of, Seller and Buyer, and their respective heirs, personal representatives, successors, and assigns.

     14.9. Further Acts. In addition to the acts and deeds recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the Closing or after the Closing any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

     14.10. Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.

     14.11. Dates. Each date upon which an event is to occur or a period of time is to expire in accordance with the terms of this Contract will automatically be postponed and extended to the next Business Day if it falls on a Non-Business Day, and any time periods that are defined terms in this Contract will be automatically extended, and their definitions will include such extensions, in accordance with this Section 14.11. A "BUSINESS DAY" is a day upon which national banks in Seattle, Washington, are open for banking business, and a

"NON-BUSINESS DAY" is a day upon which national banks in Seattle, Washington, are not open for banking business.

     14.12. Attorneys' Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Contract or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such suit.

     14.13. Entire Agreement, Amendment. This Contract, together with all exhibits hereto and documents referred to herein, if any, constitutes the entire arrangements and understandings among the parties hereto. This Contract may not be amended, modified, changed or supplemented, nor may any obligations hereunder be waived except by a writing signed by the party to be charged or by its agent duly authorized in writing or as otherwise permitted herein.

     14.14. Severability. Whenever possible, each provision of this Contract and every related document shall be interpreted in such manner as to be valid under applicable law; but, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, such provisions shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provisions or the remaining provisions of this Contract.

     14.15. Waiver. No claim of waiver, consent, or acquiescence with respect to any provision of this Contract shall be made against any party hereto except on the basis of a written instrument executed by or on behalf of such party. However, the party for whose unilateral benefit a condition is herein inserted shall have the right to waive such condition.

     14.16. Assignment. Except for an assignment to an affiliate of Buyer ("BUYER'S AFFILIATE"), Buyer may not assign this Contract without the prior written consent of the Seller, which may be given or withheld in Seller's sole and absolute discretion. For purposes of this Contract, Buyer's Affiliate shall be defined as any corporation, limited liability company or partnership in which Buyer holds a 50% or greater ownership interest or which owns a 50% or greater ownership interest in Buyer, in either case by direct or indirect means. Any prohibited assignment shall be void.

     14.17. Disclaimer of Third Party Benefit. This Contract is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

     14.18. Confidentiality. Each party agrees to keep in confidence all information that is disclosed by the other party and that is marked or otherwise identified (either orally or in writing) as confidential at or near the time of discussions. The terms of this Contract are confidential and shall not be disclosed to any other party prior to the recording of the Special Warranty Deed other than to Buyer's lender, officers, directors, accountants, rating agencies, advisors, consultants, brokers and attorneys as may be reasonably necessary in furtherance of the transaction contemplated by this Contract. Neither party shall make any press release or public announcement with respect to this Contract or the transactions that are contemplated by it without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the terms of this Section 14.19 to the contrary, Buyer may make such disclosures: (i) of information that is otherwise in the public domain through no act of Buyer or (ii) that is required to be disclosed by court order or any applicable governmental body, including, without limitation, the Securities and Exchange Commission ("SEC") and (ii) through press releases and public announcements as may be required by the rules and regulations of the SEC and securities law. The terms of this Section 14.19 shall expressly survive the Closing or earlier termination of this Contract.

     14.19. Unavoidable Delays. Whenever a period of time is specified in this Contract for the performance of an action by Buyer or Seller (other than the payment of money or delivery of legal documentation in connection with a Closing, which shall not be subject to extension hereunder), the period of time shall be extended due to acts of God, unavailability of essential materials, inclement weather, acts of governmental authorities, and other causes reasonably beyond the party's control (collectively "FORCE MAJEURE EVENTS").

     14.20. Counterparts. This Contract may be executed in a number of identical counterparts. Each of the counterparts will be deemed an original for all purposes and all counterparts will collectively constitute one Contract.

     14.21. List of Exhibits. The following is a list of exhibits for convenience only:

     Exhibit "A" Personal Property
     Exhibit "B" Property Information Disclosure
     Exhibit "C" Amendment to License L05433
     Exhibit "D" Special Warranty Deed
     Exhibit "E" Bill of Sale

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Buyer and Seller have executed this Contract as of the Effective Date.

                                        BUYER:

Buyer's Tax Identification No.:

                                        MOLECULAR INSIGHT PHARMACEUTICALS, INC.
-------------------------------------   a Massachusetts corporation


                                        By: /s/ John E. McCray
                                            ------------------------------------
                                        Name:  John E. McCray
                                              ----------------------------------
                                        Title: Chief Operating Officer
                                               ---------------------------------


                                        SELLER:

Seller's Tax Identification No.:

-------------------------------------   NEORX MANUFACTURING GROUP, INC.,
                                        a Washington corporation


                                        By: /s/ Caroline Loewy
                                            ------------------------------------
                                        Name:  Caroline Loewy
                                              ----------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------

     The undersigned acknowledges receipt of this Contract, fully executed by Buyer and Seller with all additions and changes initialed, if any, by Buyer and Seller. The Title Company further acknowledges and agrees to accept and be bound by the role described for it in this Contract.


                                        STEWART TITLE GUARANTY
                                        COMPANY
                                                --------------------------------


                                        By: /s/ Kim Azure
                                            ------------------------------------
                                        Name: Kim Azure
                                              ----------------------------------
                                        Title: Commercial Escrow Officer
                                               ---------------------------------

                                   EXHIBIT "A"

                                PERSONAL PROPERTY

                                 [See Attached.]

ITEM #                       DESCRIPTION                         QTY             MANUFACTURER              MODEL NUMBER
------   --------------------------------------------------   ---------   --------------------------   -------------------
         Fume Hood                                                1                Hamilton                 Vectaire
         Fume Hood - 3 ft                                         5                Kewaunee
     4   Biological Safety Cabinet - 6ft (missing filter)         1                 Nuaire                 NU-440-600
     5   Biological Safety Cabinet                                1                Baker Co.               Sterilguard
    12   Laboratory Refrigerator                                  2                 GE/VWR
    14   Incubators                                               1                   VWR                     1925
         Incubators                                               1                   VWR                     2020
    18   Heat Block VI                                            2                   VWR
         Heat Block IV                                            1                   VWR
         Heat Block II                                            2                   VWR
    28   Pipet-Aid                                                1           Drummond Scientific             2520
    37   Balance Printer                                          1             Mettler Toledo                LCP45
    40   pH meter 520A series                                     2                  Orion                    520A
    58   Large Chart Recorders for various instruments            9                Honeywell                 DR4200
    59   Chart Recorders                                          3              Dickson/Supco                THDX
    61   Heat Controller/Column Heater                            2                Eppendorf                  TC-55
    69   Gauge controller                                         1             MKS Intruments               Unknown
    70   Nitrogen Convection Gauge                                1           Granville-Phillips            275-092-1
    75   Auto Stirrer 205                                         1                   VWR                    948050
    85   Syringe Pump                                             1              Watson Marlow                505Di
    92   Dry Bath                                                 1               Thermolyne                 DB16525
    94   CRC-35R Dose Calibrator Remote Display                   1                Capintec                  CRC-35R
    97   Stir plate/Heater control board                          1          Barnstead Thermolyne           RSP46925
   103   Battery Back-up                                          1                 One AC                   CP1110
   105   Portable Softwall Frame                                  1        Simplex Strip Doors Inc.            n/a
   106   Laboratory Glassware Diswasher/Disinfector               1                  Miele                  G 7783 CD
   108   Mechanical Label Applicator                              1       Universal labeling systems         Unknown
   115   Sonic Sifter                                             1                   ATM                      L3P
   117   Premier Safelight                                        1         Doran Enterprises Inc.             n/a
   119   Filter apparatus - 6 funnel                              1         Pall Gelman Laboratory            15403
   120   Drager aerotest type "A"                                 1                 Drager                   4054001
   130   Laboratory Video Monitor                                 2                 Toshiba                 TUM-1003
   131   Video Monitor                                            1                Panasonic               WV-BM 1790
   132   B/W CCTV Monitor                                         2            SLC Technologies               MV-95

ITEM #                       DESCRIPTION                         QTY             MANUFACTURER              MODEL NUMBER
------   --------------------------------------------------   ---------   --------------------------   -------------------
   139   Intelligent RTD Temperature Probe                        1                  Kaye                     M2801
   140   Multi Stage Regulator                                    2             Hewlett Packard             5183-4644
   145   Detector                                                 1                Spectrom                  1421020
   146   Softwall System                                          1                 Unknown                  Unknown
   147   Softwall Air Filters                                  1 Palet            Envirco Co.                  STD
   148   Manometer Mark II                                      1 Box       Dwyer Instruments Inc.             25
   158   Pressure Regulator                                       1            Control Air Inc.                300
   159   Tank Holder - Compressed Gas                             1                   n/a                      n/a
   162   HPLC Autosampler                                         1                 Varian                 410 Prostar
   163   Pellet Press                                             1                 Carver                    4350
   168   Total Organic Carbon Analyzer                            1              OI Analytical                1010
   171   Vitek Bacterial Identification System                    1               BioMerieux                Vitek 32
   172   IV Pump                                                  1               Abbott labs          Micro macro plum XL
   181   Bag Sealer                                               1                Accu-seal                 30-512
   184   Filing, Stopper, and Capping Machine - incomplete        1           Cozzoli Machine Co.              n/a
   186   Formulation Lead Box                                     1        Absolute Control Systems            n/a
   187   Filling Lead Box                                         1        Absolute Control Systems            n/a
   190   Ryer Filler                                              1                  Reyer                     n/a
   191   Stir plate                                               1                Barnstead                RSP46925
   192   Viable Air Sampler - Vacuum controller                   1                 Veltek                  SMA-CC-3
   193   QC Lead box                                              1        Absolute Control Systems            n/a
   194   Misc Lead Glove Boxes                                    3        Absolute Control Systems            n/a
   195   UV Goggle Sterilizer                                     1          Kerkau Manufacturing             F-100
   198   Stability Chamber                                        1                 Lunaire                 CE0932-4
   213   0.5-1000(mu)L Pippettors                                20                Eppendorf                Reference
   214   Misc. Micro Pipetters                                  1 Box               Varied                   Varied
   220   Vial Holder - Circular Steel                             4                 Custom                     n/a
   223   Pipette Soakers                                          3                 Nalgene                    n/a
   224   Pipetter Washer/Rinsers                                  2                 Nalgene                    n/a
   226   Balance/Scale Table                                      2                   n/a                      n/a
   227   Compressed Gas Tank Holder                               2                   n/a                      n/a
   229   pH probe stands                                          4                   n/a                      n/a
   230   Video Monitor Station                                    1                   n/a                      n/a
   232   Glove Box Gloves                                         5                   n/a                      n/a

ITEM #                       DESCRIPTION                         QTY             MANUFACTURER              MODEL NUMBER
------   --------------------------------------------------   ---------   --------------------------   -------------------
   259   Laboratory Desk units                                    2                   n/a                      n/a
   260   Desk                                                    16                   n/a                      n/a
   261   Return for desk                                          1                   n/a                      n/a
   262   Hutch for desk                                           2                   n/a                      n/a
   263   Computer Stand                                           1                   n/a                      n/a
   264   Office Chair                                            26                   n/a                      n/a
   268   Metal Cabinets -assorted sizes                           2                   n/a                      n/a
   269   Flammable Liquid Storage Cabinets                        2          Various Manufacturers             n/a
   272   Filing Cabinets - 2 - 5 drawers                         30                   n/a                      n/a
   273   Filing Cabinet - 2 drawer fireproof                      1                   n/a                      n/a
   275   Shelving unit - Industrial Metal Variable shelving      45                   n/a                      n/a
   276   Shelving unit - 2 to 7 shelves, wood or metal           16                   n/a                      n/a
   277   Large Parts Shelf - many compartments                    2                   n/a                      n/a
   280   Table - Metal or wood                                   33                   n/a                      n/a
   281   Large conference table                                   2                   n/a                      n/a
   282   Folding Table                                            4                   n/a                      n/a
   284   Drafting Table                                           1                   n/a                      n/a
   288   Step Stool                                               4                   n/a                      n/a
   289   Mobile Stair unit                                        1                   n/a                      n/a
   290   Stainless Steel Bench                                    1                   n/a                      n/a
   291   Plastic Cart                                             5                   n/a                      n/a
   292   Stainless steel cart                                     1                   n/a                      n/a
   293   Large Steel Cart                                         2                   n/a                      n/a
   294   Metal Cart                                               7                   n/a                      n/a
   295   Flat bed pull cart                                       1                   n/a                      n/a
   300   Plastic Storage Carts, 3 to 4 drawers                    8               Tenex/Iris                   n/a
   304   Large single stand alone locker                          2                   n/a                      n/a
   305   Pole & chain barriers                                    2                   n/a                      n/a
   306   Land Sea Container                                       2                   n/a                      n/a
   307   Hazardous Material Container                             1                   n/a                      n/a
   316   Dishwasher                                               1                   GE                   Potscrubber
   320   Office Vacuums                                           1             Hoover/Pacific           Soft and Light
   325   Clock                                                    2                   n/a                      n/a
   326   Wall mirror - new in box                                 3                   n/a                      n/a

ITEM #                       DESCRIPTION                         QTY             MANUFACTURER              MODEL NUMBER
------   --------------------------------------------------   ---------   --------------------------   -------------------
   328   Mop bucket                                               2                   n/a                      n/a
   329   Mop Handles                                              1                   n/a                      n/a
   332   Trash cans                                              99                   n/a                      n/a
   333   Rolling Garbage container, two sizes                     2                   n/a                      n/a
   334   Glass Recycle bins                                       1                   n/a                      n/a
   338   Misc. power cords                                      1 Box                 n/a                      n/a
   339   Mail Weigher and Stamper                                 1              Pitney Bowes                 A570
   340   Scale                                                    1                Fairbanks                70-2453-4
   341   Computer
   342   Computer Monitor
   343   Fax Machine                                              1                Panasonic                 UF-895
   349   Refrigerator/Freezer                                     1                Hotpoint               CTX18G12KRWW
   350   Microwave                                                1                  sharp                   R-209Ak
   351   Coffee maker                                             1              Proctor silex                 n/a
   358   20mL Serum Tubing Vials                              3 pallets             Wheaton                    n/a
         Type 7A Rad Waste shipping containers                    2

                                   EXHIBIT "B"

                         PROPERTY INFORMATION DISCLOSURE

     NeoRx Manufacturing Group, Inc., a Washington corporation (formerly known as NRX Acquisition Corporation, a Washington corporation) ("SELLER"), and Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation ("BUYER"), are the parties to that certain Contract of Purchase and Sale dated as of May 16, 2007 (the "CONTRACT"), pursuant to which Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller certain real property known as 3100 Jim Cristal Road located in the City of Denton, Denton County, Texas containing ten and one half (10.5) acres, more or less, and more particularly described as Lot 1R, in Block 1, Harley Addition, an addition to the City of Denton, Denton County, Texas, according to the map or plat thereof recorded in Cabinet V, Slide 373, Plat Records of Denton County, Texas, together with certain personal property located thereon and related thereto (the "PROPERTY"). All capitalized terms used but not defined in this property information statement shall have the meanings given to them in the Contract.

     As a part of Buyer's feasibility study of the Property, Buyer has requested that Seller provide Buyer with the following information regarding the Property. Seller hereby certifies to Buyer that the information contained below is, to Seller's knowledge, true and correct:

     1. Seller has delivered to Buyer copies of all insurance policies relating to the Property, except as follows: _______________________________________
     __________________________________________________________________________.

     2. Seller has not received any written or oral notices or requests from any mortgagee, insurance company or Board of Fire underwriters, or any organization exercising functions similar thereto, requesting the performance of any work or alterations in respect to the Property which have not been performed, except as follows: _______________________________
     __________________________________________________________________________.

     3. There are no Property Agreements other than those provided to Buyer pursuant to Section 6.2 of the Contract, except as follows: _______________
     __________________________________________________________________________.

     4. Seller has not received any written notice of any breach of any governmental requirement or restrictive covenant which remains uncured, and is not under any order of any governmental authority, with respect to the Property or the Seller's present use and operation of the Property, except as follows: _______________________________________________________________
     __________________________________________________________________________.

     5. Seller owns title to all of the Personal Property free and clear of any liens, encumbrances, and security interests, except as follows: ___________
     __________________________________________________________________________.

     6. Seller is not currently operating nor is it required to be operating the Property under any compliance order, decree or similar agreement; any consent decree, order or similar agreement; and/or any corrective action decree, order or similar agreement issued by or entered into with any governmental authority under any environmental law, except as follows: ____
     __________________________________________________________________________.

     7. There are no parties in possession of any portion of the Property as lessees or tenants, nor are there any boundary disputes, claims of adverse possession or the like, except as may be shown on the Title Commitment and as follows: ______________________________________________________________.

     8. There are no outstanding mechanic's and materialmen's liens or claims of creditors against the Property that have not been disclosed to Buyer, except as follows: ________________________________________________________
     __________________________________________________________________________.

     As used above, the phrase "to Seller's knowledge" (i) indicates only that Seller is unaware of facts or circumstances which make the information provided false or misleading in some material respect; the phrase is not intended to suggest that Seller does indeed know all facts or circumstances necessary to establish that the information at issue is true, and (ii) means and refers exclusively to the knowledge of Caroline M. Loewy, Chief Financial Officer of Seller.

                                        SELLER:

                                        NEORX MANUFACTURING GROUP, INC.,
                                        a Washington corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date: May _____, 2007

            [The remainder of this page is intentionally left blank.]

                                   EXHIBIT "C"

                           AMENDMENT TO LICENSE L05433

                                 [See Attached.]

                                   EXHIBIT "D"

                              SPECIAL WARRANTY DEED

STATE OF TEXAS           )
                         )   KNOW ALL MEN BY THESE PRESENTS
COUNTY OF DENTON         )

     That the undersigned, NEORX MANUFACTURING GROUP, INC., a Washington corporation, formerly known as NRX Acquisition Corporation, a Washington corporation ("GRANTOR"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged HAS GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY, unto MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation ("GRANTEE"), that certain real property located in Denton County, Texas, and being more particularly described on Exhibit A attached hereto and incorporated herein by reference for all purposes (the "PROPERTY").

     This conveyance is expressly made and accepted subject to the Permitted Exceptions listed on Exhibit B attached hereto and subject to the following reservation of mineral rights:

     Grantor reserves unto itself, its successors and assigns any and all such rights, titles and interests as Grantor may possess in and to any and all oil, gases, minerals, metals and other valuable deposits (collectively, the "Reserved Minerals") located under the surface of the Property, of every name and nature whatsoever, regardless of whether the presence of same is currently known or unknown and regardless of the current or future commercial value of same, including, by way of example but not by way of limitation, natural gasses, hydrocarbons and related materials, methane, coal, iron, clay, gravel, sand, limestone, silica, fossils, precious metals, gemstones, ores and all other valuable bedded deposits.

     Grantor's rights in and to the Reserved Minerals shall not, however, include any right of access over and upon the area from the surface of the Property to a depth of one hundred fifty (150) feet ("Surface"). Accordingly, in conducting operations of whatsoever nature with respect to the exploration for, exploitation of, mining, production, processing, transporting and/or marketing of the Reserved Minerals from the Property or in connection with the conduct of other activities associated with the ownership of the Reserved Minerals, Grantor and its successors and assigns shall be prohibited from using, entering upon, or occupying any operation on the Surface of the Property or placing any fixtures, equipment, buildings or structures thereon. Grantor's relinquishment of Surface rights to the Property shall not be construed as impairing the right of Grantor and Grantor's successors and assigns to exploit, explore for, develop, mine, or produce any of the Reserved Minerals with wells, mines, shafts or excavations drilled or commenced on the surface of lands other than the Property, including, but not limited to, directional wells bottomed beneath or drilled through any part (other than the Surface) of the Property or by pooling its interest in the Reserved Minerals with lands adjoining the Property in accordance with the laws and regulations of the State of Texas.

     Ad valorem taxes for the current year having been prorated between the parties hereto and collected and paid in connection with the closing as of the effective date of this deed, Grantee assumes liability for the payment thereof for the current and for subsequent years.

     TO HAVE AND TO HOLD the Property, subject as aforesaid, together with all and singular the rights and appurtenances thereunto in any wise belonging and any right, title and interest of the said Grantor in and to adjacent streets, alleys, and rights-of-way, unto said Grantee, Grantee's successors and assigns, forever, and the said Grantor does hereby bind Grantor, Grantor's successors and assigns, to warrant and forever defend all and singular the said Property unto the said Grantee, Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

     EXECUTED effective as of the _____ day of ________________, 2007.

                                        NEORX MANUFACTURING GROUP, INC.,
                                        a Washington corporation


                                        By: SAMPLE
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
Grantee's mailing address:

-------------------------------------

-------------------------------------

-------------------------------------

STATE OF ________           )
                            )
COUNTY OF ________          )

     This instrument was acknowledged before me on the _____ day of __________________, 2007, by _______________________________,
_____________________ of NeoRx Manufacturing Group, Inc., a Washington corporation, on behalf of said corporation.

                                        SAMPLE
                                        ----------------------------------------
                                        Notary Public, State of ________

[Seal]
Printed Name of Notary and
Commission Expiration Date:

-------------------------------------

                                    EXHIBIT A
                                       TO
                              SPECIAL WARRANTY DEED

                          LEGAL DESCRIPTION OF PROPERTY

LOT 1R, IN BLOCK 1, OF HARLEY ADDITION, AN ADDITION TO THE CITY OF DENTON, DENTON COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN CABINET V, SLIDE 373, PLAT RECORDS, DENTON COUNTY, TEXAS.

Assessor's Parcel No. R0261658.

            [The remainder of this page is intentionally left blank.]

                                    EXHIBIT B
                                       TO
                              SPECIAL WARRANTY DEED

                              PERMITTED EXCEPTIONS

                                [TO BE INSERTED]

                                   EXHIBIT "E"

                                  BILL OF SALE

STATE OF TEXAS

COUNTY OF DENTON

     KNOW ALL MEN BY THESE PRESENTS, that NEORX MANUFACTURING GROUP, INC., a Washington corporation (the "Seller"), for and in consideration of the sum of ____________ Dollars ($____________) and other valuable consideration to it in hand paid by MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation (the "Buyer"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and conveys unto said Buyer the following personal property:

     (i) Any and all of Seller's right, title and interest in and to the tangible personal property located upon the land described in Exhibit "A" attached hereto and hereby made a part hereof or within the improvements located thereon (together, the "LAND"), as the same are identified on Exhibit "B" attached hereto and hereby made a part hereof.

     (ii) Any and all of Seller's right, title and interest in and to the following intangible personal property related to the Land, to the extent the same is assignable: all warranties and guaranties relating to the Land and all permits, licenses, occupancy certificates and other governmental approvals related to the Land.

     Except as otherwise expressly provided in this Bill of Sale, this conveyance is "AS IS, WHERE IS," without warranty, express or implied, of merchantability or fitness for a particular purpose.

     TO HAVE AND TO HOLD all of said personal property unto Buyer, its successors and assigns, to its own use forever.

     Seller will warrant and forever defend the right and title to the herein-described property unto Buyer, and the successors, legal representatives and assigns of Buyer, against the claims of all persons claiming, by, through or under Seller, except as hereinabove set forth. Seller also represents and warrants that it owns the personal property and that the personal property conveyed herein is free and clear of all liens, except the lien of ad valorem taxes, not yet due and payable.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the ____ day of __________________, 2007.

                                        NEORX MANUFACTURING GROUP, INC.,
                                        a Washington corporation


                                        By: SAMPLE
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A
                                       TO
                                  BILL OF SALE

                          LEGAL DESCRIPTION OF PROPERTY

LOT 1R, IN BLOCK 1, OF HARLEY ADDITION, AN ADDITION TO THE CITY OF DENTON, DENTON COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN CABINET V, SLIDE 373, PLAT RECORDS, DENTON COUNTY, TEXAS.

Assessor's Parcel No. R0261658.

            [The remainder of this page is intentionally left blank.]

                                    EXHIBIT B
                                       TO
                                  BILL OF SALE

               DESCRIPTION OF TANGIBLE PERSONAL PROPERTY CONVEYED

                                 [See Attached.]